PACIFIC SALMON INDUSTRIES COSTCO DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Distribution Agreement"), dated October 25, 2021 ("Effective Date"), is between Pacific Salmon Industries Inc, having its principal place of business at 8305 128th St, Surrey, BC, V3W 4Gl (referred to as PSI) and Blender Bites Ltd, having its principal place of business at 2808-1288 West Cordova St, Vancouver, BC, V6C 3K3 (referred to as Supplier). PSI and Supplier agree as follows:

1. APPOINTMENT. PSI hereby appoints Supplier as its non-exclusive Supplier for the Products, and Supplier hereby accepts responsibility for the production and delivery of the Products to PSI in accordance with the Distribution Agreement Documents.

2. STATEMENT OF COMMITMENT. Supplier understands that absolute compliance with the highest product quality is critical to PSI's business. Accordingly, Supplier commits and agrees to meet the requirements of PSI, as set forth in the Distribution Agreement Documents. Supplier understands the prejudice PSI would suffer by any failure to adhere to those requirements, including, but not limited to, the requirements pertaining to product quality, safety, performance, price, strict conformity to product specifications and to the legal requirements and industry standards applicable to the Products, strict conformity to delivery times and schedules, and protection of PS I's Intellectual Property, as defined in Section 10.2.

3. DISTRIBUTION AGREEMENT DOCUMENTS. All sales and deliveries of all Products by Supplier to PSI and all purchase orders by PSI to Supplier, will be covered by and subject to the terms of each of the following documents (collectively the "Distribution Agreement Documents"):

A. This Distribution Agreement;

B. The attached PSI Costco Distribution Standard Terms, as they may be amended from time to time ("Distribution Standard Terms");

C. The current and future Annexes to this Distribution Agreement.

D. Any other agreements that have been or will be signed between PSI and Supplier.

4. INCORPORATION/INCONSISTENCY. The above Distribution Agreement Documents collectively are an agreement between Supplier and PSI, are part of this Distribution Agreement and are incorporated herein by reference. In case of any inconsistency among any Distribution Agreement Documents, the last such document in the above list will take priority over any document higher on the list.

5. OTHER FORMS. The Distribution Agreement Documents supersede all terms and conditions in Supplier's invoices and other forms, and all prior oral or written communications between Supplier and PSI, for the matters covered in the Distribution Agreement Documents. No party is entering into these Distribution Agreement Documents in reliance on any oral or written promises, representations or understandings other than those in the Distribution Agreement Documents.

6. PURCHASER. Each purchase of the Products will be made in the trade name of "Pacific Salmon Industries", but may be for the account of either PSI or any of its affiliates or licensees.

7. RELATIONSHIP OF THE PARTIES. The relationship between PSI and Supplier is that of an independent contractor and each party agrees that it has not and shall not hold itself out as, nor shall either party be deemed to be, an agent of the other party.

8. DISPUTES. Disputes between the parties shall be resolved under Section 14 of the Distribution Standard Terms. Those provisions provide for MANDATORY ARBITRATION.

9. PSI SUPPLIER CODE OF CONDUCT. Supplier agrees to comply with PSl's Supplier Code of Conduct as it may be amended in writing by PSI from time to time.

10. DEFINTIONS. The following definitions apply to all of the Distribution Agreement Documents.

10.1 "PSI Confidential Information" means all non-public information, whether written, oral, recorded on tapes or in any other media or format, provided by PSI to Supplier before or after the date of the Distribution Agreement, that PSI designates in writing as "confidential", or which, under the circumstances surrounding disclosure, ought to be treated as confidential, and including, without limitation, the Exclusive Costco Product Features", Specifications, unpublished Labels and Packaging, information relating to PS l's prices, sales and financial data, purchase volumes, forecasts, projections, business and marketing plans, processes, strategies, know-how, research and development, product mix, Suppliers, customers, members, employees, costs, and the Distribution Agreement Documents.

10.2 "Supplier Intellectual Property" means the Trademarks, Supplier Confidential Information, together with all rights of any kind therein, including without limitation under copyright and/or trademark law.

10.3 "Exclusive Costco Product Features" means the ingredients, recipe, batch formula and those other features of the Product that will be unique and exclusive to Costco, including without limitation those listed in Annex B.

10.4 "Labels" means the specific labels to be applied to or used with a Product and approved in writing by PSI.

10.5 "Packaging" means the specific packaging to be used with a Product and approved in writing by PSI, including (a) Product containers, shipping boxes and/or trays, and (b) any tags, inserts, instructions, warnings, warranties or other collateral material.

10.6 "Products" means the products listed in each Annex A and Annex B, products described in any PSI purchase order, and all Packaging, Labels, and other materials and services, if any, normally included or otherwise delivered with such products.

10. 7 "Specifications" means the specifications for each Product as set forth in Annex B for that Product.

10.8 "Supplier Confidential Information" means all non-public information, whether written, oral, recorded on tapes or in any other media or format, provided by Supplier to Blender Bites before or after the date of the Distribution Agreement, that Supplier designates as "confidential".

11. ANNEXES. For each Product that the Supplier shall supply under this Distribution Agreement, as determined by the parties at the time of execution and thereafter, the parties shall (i) complete and sign an Annex A and Annex B, and (ii) attach specimens of Labels and Packaging to Annex C. Each such Annex will become a part of this Private Label Agreement.

12. SUPPLIER AS MANUFACTURER. Supplier warrants and represents that it will be the manufacturer of all Products, unless this Agreement is signed also by Supplier's manufacturer(s) ("Subcontractor(s)") and PSI approves Supplier's use of such Subcontractor(s).

13. SUPPLIER RESPONSIBLE FOR SUBCONTRACTORS. Supplier shall be responsible and liable for all acts of each Subcontractor, shall cause each Subcontractor to comply with and to carry out all obligations of Supplier under the Distribution Agreement Documents with respect to any activity carried out by the Subcontractor, and shall cause each Subcontractor to sign this Agreement and to be bound by Section 14 below.

14. SUBCONTRACTOR UNDERTAKINGS. By signing below, Subcontractor agrees and undertakes that, as part of its agreement with Supplier, it will comply with all obligations (BUT WILL NOT HAVE ANY RIGHTS) of Supplier in the Distribution Standard Terms and the PSI Supplier Code of Conduct, both of which have been provided to Subcontractor by Supplier, and that PSI is a third-party beneficiary of these undertakings. If Subcontractor fails to comply with any of these undertakings, Subcontractor agrees to submit to MANDATORY ARBITRATION with PSI under Section 14 of the Distribution Standard Terms and will be deemed a "Supplier" for purposes of that section. Supplier and Subcontractor hereby agree that PSI may consolidate any such arbitration with an arbitration between Supplier and PSI.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

16. EXCISE AND SALES TAXES. If Supplier is required by applicable law to collect Canadian Goods and Services Tax ("OST") and/or Quebec Sales Tax ("QST") and/or Canadian Atlantic Provinces Harmonised Sales Tax ("HST"), the Supplier represents and warrants that it is duly registered under the provisions of Part IX of the Excise Tax Act, under the Quebec Sales Tax Act, if applicable, and under other relevant provincial legislation, if applicable, and that its respective OST, QST and HST registration numbers, if applicable, are as follows: OST:___ QST:____ HST:____

17. LANGUAGE. The parties hereto acknowledge having expressly required that the Private Label Documents and all documents relating thereto be drawn up in the English language.

Pacific Salmon Industries Inc:

By ______________________________

Michael Sato President
(Print Name) (Print Name and Title)

Supplier:

By: ______________________________
(Signature of Owner, Officer or Authorized Employee)

Chelsie Hodge, CEO
(Print Name) (Print Name and Title)

SUBCONTRACTOR (if applicable)
Name: ______________________________
Address: ______________________________
____

By ______________________________
(Signature of Owner, Officer or Authorized Employee)

____
(Print Name and Title) Date

SUBCONTRACTOR (if applicable)
Name: ______________________________
Address: ______________________________
____

By ______________________________
(Signature of Owner, Officer or Authorized Employee)

____
(Print Name and Title) Date

ANNEX A PRODUCT TERM AND PRICING 1.

1. Product Name:

Blender Bites Smoothie Puck Green Detox / Vita Smoothie Multipack.

2. Term for this Product (in months or years): 3 months or Initial 30,000 units

3. Pricing, Terms and Freight/Delivery Terms, if applicable: CAD $13.85 / unit

4. PSI Commission: 3% on $13.85 / unit = $.42 / unit.

4. Additional Pricing Information:

1 over and above demo per store funded by Supplier

1 over and above TPD (temporary price discount) funded by Supplier

.10 Costco freight allowance to be deducted.

ANNEX B PRODUCT FEATURES, TRADEMARKS AND SPECIFICATIONS

1. Product Name: Blender Bites Superfood Smoothie Pucks, 12 x 90g (1.08kg)

2. Exclusive Costco Product Features: 12 pucks per bag multipack with 6 pucks of each flavour-6 X Vita Smoothie and 6 x Green Detox.

3. Private Label Trademarks:

4. Supplier's Intellectual Property, if applicable:

5. Physical Standards and Specifications:

6 x 90g Vita Smoothie pucks per bag

6 x 90g Green Detox Smoothie pucks per bag

12 x 1.08kg retail bags per master carton

6. Labelling and Packaging Standards and Specifications: Per Costco specifications and requirements.

ANNEX C
Attach Label and Packaging Specimens for Products